UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TORNIER N.V.

(Exact name of registrant as specified in its charter)

The Netherlands (State of incorporation or organization)	98-0509600 (I.R.S. Employer Identification No.)

Fred Roeskestraat 123

1076 EE Amsterdam

The Netherlands

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange on which each class
Title of each class to be so registered:	is to be registered:

Ordinary Shares, par value €0.03 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-167370

Securities to be registered pursuant to Section 12(g) of the Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the ordinary shares, €0.03 par value per share, of Tornier N.V. (the “Registrant”) to be registered hereunder is contained in the section entitled “Description of Ordinary Shares” in the Prospectus included in the Registrant’s Registration Statement on Form S-1, File No. 333-167370, as amended, which was initially filed with the Securities and Exchange Commission on June 8, 2010 (including any subsequent amendments thereto, the “Registration Statement”), and is incorporated herein by reference. The prospectus to be filed pursuant to Rule 424(b) following the effective date of the Registration Statement shall be deemed to be incorporated by reference into this registration statement on Form 8-A.

Item 2.	Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TORNIER N.V.

Date: January 28, 2011

By:	/s/ Douglas W. Kohrs
Douglas W. Kohrs
President and Chief Executive Officer